
                                                                                  Exhibit 99.1

                                       Reader's Digest Association, Inc.
                                        Summary of Segment Restatement
                             First Quarter of Fiscal 2005, and Fiscal 2004 and 2003
                                                 In millions

                                 Fiscal 2005                       Fiscal 2004*
Segment                               Q1            Q1        Q2         Q3         Q4        YTD
Reader's Digest North America       226.2          225.0     259.6      217.7      217.3      919.5
Reader's Digest International       214.8          215.8     275.5      238.7      239.5      969.5
Consumer Business Services           54.9           60.3     274.1      109.0       81.6      525.1
Intercompany Eliminations            (5.9)          (6.4)    (12.8)      (4.4)      (2.0)     (25.6)
                                    -----          -----     -----      -----      -----    -------
       Total Revenues               490.0          494.7     796.4      561.0      536.4    2,388.5
                                    =====          =====     =====      =====      =====    =======

Reader's Digest North America        15.8           12.2      33.1       14.2       16.6       76.0
Reader's Digest International         0.7           (1.2)     23.6       13.9       20.7       57.0
Consumer Business Services          (18.5)         (14.5)     79.4        1.2       (7.2)      59.0
Deferred Promotion Amortization     (25.4)            --        --         --      (27.2)     (27.2)
Corporate Unallocated                (8.5)         (10.0)    (13.1)     (10.2)     (10.5)     (43.7)
Other Operating Items, Net             --             --      (9.1)        --       (5.9)     (15.0)
                                    -----          -----     -----      -----      -----    -------
       Operating Profit (Loss)      (35.9)         (13.5)    113.9       19.1      (13.5)     106.1
                                    =====          =====     =====      =====      =====    =======



                                                                   Fiscal 2003*
Segment                                             Q1        Q2         Q3         Q4        YTD

Reader's Digest North America                      230.7     252.9      221.5      226.6      931.8
Reader's Digest International                      228.8     291.1      236.2      251.7    1,007.8
Consumer Business Services                          63.1     297.9      110.2       92.3      563.4
Intercompany Eliminations                           (5.5)    (11.3)      (4.4)      (7.0)     (28.1)
                                                   -----     -----      -----      -----    -------
       Total Revenues                              517.1     830.6      563.5      563.6    2,474.9
                                                   =====     =====      =====      =====    =======

Reader's Digest North America                       10.3      28.4        8.5       13.7       61.1
Reader's Digest International                        1.5      28.5        4.3       14.8       49.1
Consumer Business Services                         (10.3)     98.4        3.3       (1.2)      90.1
Deferred Promotion Amortization                       --        --         --         --         --
Corporate Unallocated                               (2.3)     (8.7)      (3.5)      (6.9)     (21.4)
Other Operating Items, Net                           2.8        --      (16.1)     (26.5)     (39.8)
                                                   -----     -----      -----      -----    -------
       Operating Profit (Loss)                       2.0     146.6       (3.5)      (6.1)     139.1
                                                   =====     =====      =====      =====    =======


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* Certain amounts may not recalculate due to rounding